EXHIBIT 23(p)(6)

                     DUFF & PHELPS INVESTMENT MANAGEMENT CO.

                              AMENDED AND RESTATED
                        CODE OF ETHICS (JANUARY 3, 2005)








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                     DUFF & PHELPS INVESTMENT MANAGEMENT CO.
                     ---------------------------------------

                              AMENDED AND RESTATED
                        CODE OF ETHICS ( JANUARY 3, 2005)
                        ---------------------------------

1.       Standard of Business Conduct
         ----------------------------

         Supervised Persons covered by the terms of this Code of Ethics must adhere to the following general principles as well as to the Code's specific provisions:

                  A. At all times, the interests of Adviser Clients must be paramount;

                  B. Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

                  C. No inappropriate advantage should be taken of any position of trust and responsibility and;

                  D. Information concerning the identity of security holdings and financial circumstances of clients is confidential.

2.       Definitions
         -----------

                  A. "Supervised Persons include directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions); Employees of the adviser; and Any other person who provides advice on behalf of the adviser and is subject to the adviser's supervision and control.

                  B. "Access Person" means any director, officer, general partners and partners of the adviser (or other persons occupying a similar status or performing similar functions), has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage or is involved in making securities recommendations to clients, or has access to such recommendations that are non-public, or Advisory Person of the Adviser. The Compliance Department shall maintain a list of the Adviser's Access Persons.

                  C.  "Adviser" means Duff & Phelps Investment Management Co.

                  D. "Advisory Person" means (i) any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Adviser for the Client, or whose functions relate to the making of any recommendations with respect to such purchases


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                      or sales; and (ii) any natural person in a control
                      relationship to the Adviser who obtains information concerning recommendations made to the Client with regard to the purchase or sale of a security. This grouping customarily includes the Portfolio Manager and other investment personnel comprising an investment team, such as an analyst or trader, who provide information and advice that enter into the investment decision to buy or sell a security for a Client.

                  E. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Advisory Person making the recommendation, when such person seriously considers making such a recommendation.

                  F. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. An Access person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person's household.

                  G. Client means each and every investment company, or series thereof, or other account managed by the Adviser, individually and collectively.

                  H.  "Control" shall have the same meaning as that set forth in
                      Section 2(a)(9) of the Investment Company Act, as amended.

                  I. "Initial Public Offering" means a public sale of an issue not previously offered to the public.

                  J. "Managed Fund or Portfolio" shall mean those Clients, individually and collectively, for whom the Portfolio Manager makes buy and sell decisions.

                  K. "Portfolio Manager" means the person (or one of the persons) entrusted with the day-to-day management of the Client's portfolio.

                  L. "Private Placement" shall have the same meaning as that set forth in Section 4(2) of the Securities Exchange Act.

                  M. "Purchase or sale of a security" includes inter alia, the writing of an option or the purchase or sale of a security that is exchangeable for or convertible into, a security that is held or to be acquired for a Client.

                  N. "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, as amended, and Rule 204A-1 as amended, except that it shall not include transactions and holdings in

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                      direct obligations of Government of the United States;
                      money market instruments; bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; shares of money market funds; transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund; and transactions in units of unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

3.       Exempted Transactions
         ---------------------

         The prohibitions of Section 4 of this Code shall not apply to:

                  A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control in the reasonable estimation of the Compliance Officer.

                  B. Purchases or sales of securities (1) not eligible for purchase or sale by the Client; or (2) specified from time to time by the Directors, subject to such rules, if any, as the Directors shall specify.

                  C. Purchases or sales which are non-volitional on the part of either the Access Person or the Client.

                  D. Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

                  E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  F. Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

                  G. Transactions effected pursuant to an automatic investment plan.

4.       Prohibited Activities
         ---------------------

                  A. IPO Rule: No Access Person may purchase securities in an Initial Public Offering, except with the prior approval of the Compliance Department. This rule also applies to IPO's offered through the Internet.

                  B. Private Placement Rule: No Access Person may purchase securities in a Private Placement unless such purchase has been approved by the Compliance Department. Any such approved purchase should be disclosed to the

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                  Client if that issuer's securities are being considered for purchase or sale by the Client.

                  C. Pre-Clearance Rule: No Access Person may purchase or sell a security unless such purchase or sale has been pre-cleared by the Compliance Department. Pre-clearance is required prior to executing a trade through a personal Internet brokerage account. Pre-clearance is required for transactions in puts, calls and well-known stock indices (e.g. the S&P 500). Pre-clearance is valid through the business day next following the day pre-clearance is given.

                  Exceptions: The following securities transactions do not require pre-clearance:

                           1. Purchases or sales of up to 500 shares of securities of issuers ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale. The Compliance Department maintains this list on the Intranet web site and updates it after the end of each quarter.

                           2. Purchase orders sent directly to the issuer via mail (other than in connection with a Private Placement) or sales of such securities which are redeemed directly by the issuer via mail.

                           3. Transactions effected pursuant to an automatic investment plan.

                  NOTE: THE COMPLIANCE DEPARTMENT MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF IT IS BELIEVED THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF THE ADVISER. ANY SUCH DENIAL MAY BE APPEALED TO THE ADVISER'S COUNSEL. THE DECISION OF COUNSEL SHALL BE FINAL.

                  D. Open Order Rule: No Access Person may purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when the Client has a pending "buy" or "sell" order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Client's order is executed or withdrawn.

                  Exceptions: The following securities transactions are exempt from the Open Order Rule:

                           1. Purchases or sales of securities of issuers in the S&P 500 at the time of the transaction.

                           2.       Purchases or sales approved by the
                                    Compliance Department in his/her discretion.

                  ANY PROFITS REALIZED ON A PERSONAL TRADE IN VIOLATION OF THIS
                  SECTION 4D MUST

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                  BE DISGORGED.

                  E. Blackout Rule: If a Portfolio Manager's portfolio holds a security that is the subject of a proposed personal trade by that Portfolio Manager, such personal trade may be permitted only as follows:

                           1. If the proposed personal trade is on the same side as the last portfolio transaction in that security, the personal trade cannot occur within two days of such portfolio transaction (i.e. neither at T nor T + 1 calendar day).

                           2. If the proposed personal trade is on the opposite side of the last portfolio transaction in that security, the personal trade cannot occur unless (a) it is more than two days after the portfolio transaction (i.e. T + 2 calendar days or later) AND (b) the Preclearance Request, if required for such personal transaction (i.e. it is not eligible for the exception of securities listed in the S&P 500 to the Preclearance Rule) sets forth, to the reasonable satisfaction of the Compliance Department, an explanation of the reasons the portfolio is not effecting a similar transaction.

                           3. Portfolio Managers of Mutual Funds may not directly or indirectly acquire or dispose of beneficial ownership in a covered security within seven calendar days before and after a Fund portfolio trades in that security.

                  ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF THIS SECTION 4E MUST BE DISGORGED.

                  F. Holding Period Rule: Access Persons must hold each Security, for a period of not less than sixty (60) days, whether or not the purchase of such Security was an exempt transaction under any other provision of Section 4.

                  G. No Access Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of the Client or the Adviser.

                  H. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization from Counsel or the Compliance Department. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

                  I. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual

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                           fund is managed by such Adviser/Sub-advisor or any
                           affiliated adviser/sub-advisor. For the purposes of the foregoing, "market timing" shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through asset allocation programs, automatic reinvestment programs, 401(k) and similar retirement accounts and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.

                  J. No Advisory Person shall divulge or act upon any material, non-public information, as such term is defined under relevant securities laws.

5.       Compliance Procedures
         ---------------------

                  A. All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Compliance Department.

                  B. Every Access Person shall report to the Adviser the information described in Section 5C of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                  C. Every report required pursuant to Section 5B above shall be made not later than 15days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                           (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                           (iii) The price at which the transaction was effected;

                           (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (v) The date of approval of the transaction and the person who approved it as required by Section 4B or C above.

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                  E.       Each Access Person shall submit a report listing all
                           personal securities holdings to the Compliance Department upon the commencement of service and annually thereafter. This information must be current as of a date not more than 45 days prior to the date the individual becomes an access person or, for an annual report the date the report is submitted. The annual report shall be as of December 31 and include a certification by the Access Person that he or she has read and understood the Code of Ethics and has complied with the Code's requirements. The annual report and certification will be submitted to the Compliance Department by January 30. Any Phoenix mutual fund, open or closed must be disclosed including those held in your 401K plan. If you do not own Phoenix funds in your 401K plan you do not need to disclose your mutual fund holdings

                  F. Any report made under this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                  G. The Compliance Officer shall submit an annual report to the Adviser's Fund Board of Directors that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

                  H. Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Compliance Department. No employee will be terminated or otherwise retaliated against for submitting any potential violations of this Code.

6.       Sanctions
         ---------

         Upon discovering a violation of this Code, the Parent of the Adviser or if applicable the Funds Board of Directors, in addition to any remedial action already taken by the respective adviser or related entity, may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.

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